UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2005 Bonuses and 2006 Base Salaries

On January 25, 2006, the Compensation Committee of the Board of Directors awarded bonuses to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in respect of the officers’ and the Company’s 2005 performance. The bonus awards were based on the achievement of specified targets with respect to financial results and research, clinical and commercial development. On January 25, 2006, the Compensation Committee also approved 2006 base salaries for the named executive officers. The Compensation Committee annually evaluates the performance and determines the compensation of the Company’s officers based on the Compensation Committee’s assessment of the Company’s and the individual’s performance, as well as compensation for competitive positions at companies in a peer group established annually by the Compensation Committee. The 2005 bonuses and 2006 base salaries approved by the Compensation Committee are as follows:

Name and Title	2005 Bonus	2006 Base Salary
John C. Martin President, Chief Executive Officer and Director	$1,111,500	$1,000,000
Norbert W. Bischofberger Executive Vice President, Research and Development	$ 493,725	$610,000
John F. Milligan Executive Vice President and Chief Financial Officer	$ 425,625	$550,000
Kevin Young Executive Vice President, Commercial Operations	$ 383,063	$500,000
William A. Lee Senior Vice President, Research	$ 202,028	$379,600

Corporate Bonus Plan

On January 25, 2006, the Compensation Committee adopted a corporate bonus plan to be effective as of January 1, 2006 and approved the criteria applicable to any bonuses to be awarded thereunder in respect of corporate and individual performance during 2006. The objectives of the plan are to provide a link between compensation and performance, motivate participants to achieve individual and Company objectives and enable the Company to attract and retain high quality employees. All satisfactorily performing employees are eligible to participate in the plan for a given year unless they are hired after October 31st of that year, terminate or give notice of termination of employment, other than due to death or disability, prior to the bonus payment date (normally March of the following year) or participate in a separate incentive plan for specified sales and medical liaison personnel.

Under the plan, the Compensation Committee establishes annual bonus targets, expressed as a percentage of base salary, for employees at various seniority levels. Based on Company and individual performance, actual individual bonus awards can range from 0 to 1.5 times the applicable target. The criteria for bonus awards consist of a Company performance component applicable to all participants that is established annually by the Compensation Committee and, for all participants other than the Chief Executive Officer, an individual performance component that is based on the participant’s individual performance objectives. The Compensation Committee establishes annually the relative weightings of these components for employees at various seniority levels.

Target 2006 bonus awards for named executive officers are 100% of base salary for the Chief Executive Officer, 60% of base salary for executive vice presidents and 40% of base salary for senior vice presidents. The Company performance criteria approved by the Compensation Committee for 2006 bonus awards and their relative weightings are: commercial growth, including revenue, product and strategy development objectives (20%); product development performance, including clinical trial objectives (20%); administration performance, including infrastructure development objectives (15%); research performance (10%); manufacturing performance (10%); financial performance, including net sales, total expenses and net income objectives (10%); corporate development performance, including objectives with respect to licensing and collaboration arrangements (10%); and government affairs performance (5%). The Chief Executive Officer’s 2006 annual bonus will be based 100% on the Company performance component, and the other named executive officers’ 2006 annual bonuses will be based 75% on the Company performance component and 25% on their individual performance components.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

Dated: January 31, 2006	By:	/s/ John F. Milligan
John F. Milligan
Executive Vice President and Chief Financial Officer